UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2005
DAC Technologies Group International, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

000-29211	65-0847852

(Commission File Number)	(IRS Employer Identification No.)

1601 Westpark Drive #2 Little Rock, AR	72204

(Address of Principal Executive Offices)	(Zip Code)
(501) 661-9100

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     The litigation, Legel v. DAC Technologies Group International, Inc., et al, which has previously been reported in the Company’s periodic reports, involving the suit and countersuit between Larry Legel the Company’s former director, and his wife Brenda Legel, and the Company and its CEO, David Collins, has been resolved. The litigation will be dismissed with prejudice, and the Company and its stock transfer agent shall be released from all claims and liability to the Legels. Of the 177,400 shares of the Company stock which the Legels received 115,400 will be returned to the Collins Childrens’ Trust, leaving the Legels with 62,000 shares (placed in the name of their company Glacier Marketing International, Inc.), and cash to be paid by the Trust and not the Company. The Company will not be required to compensate the Legels in any manner, other than to pay costs of the transfer of stock and the costs for any legal opinion to transfer stock. If and when the Legels, who no longer serve in any capacity with the Company except as shareholders, decide to sell the 62,000 shares of the Company’s common stock in the marketplace they may do so at the rate of no more than 5000 shares per week.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAC Technologies Group International Inc..
By:	/s/ David A. Collins
David A. Collins
Chief Executive Officer

DATED: September 6, 2005

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